Exhibit 99.1

Repligen Corporation
41 Seyon Street
RepliGen	Building #1, Suite 100
Waltham, Massachusetts 02453
Telephone: 781-250-0111
FOR IMMEDIATE RELEASE	Telefax: 781-250-0115

CONTACT:
Walter C. Herlihy, Ph.D.	Laura Whitehouse
President and Chief Executive Officer	VP Market Development
(781) 250-0111, ext. 2000	(781) 250-0111, ext. 2036

Repligen Reports Fourth Quarter and Fiscal Year 2005 Financial Results

35% Increase in Annual Revenue

WALTHAM, MA – May 25, 2005 – Repligen Corporation (NASDAQ: RGEN) today reported results for the fourth quarter and fiscal year ended March 31, 2005. Total revenue for the fiscal year was $9,360,000 compared to total revenue of $6,914,000 for the fiscal year ended March 31, 2004, an increase of $2,446,000 or 35%. Total revenue for the year consisted primarily of rProtein A™ sales and SecreFlo™ sales. Gross profit for the fiscal year 2005 was $5,472,000 (58%) compared to $3,666,000 (53%) for the fiscal year 2004.

Operating expenses for the fiscal year ended March 31, 2005 were $9,634,000 compared to $13,607,000 for the same period in fiscal year 2004. This decrease in operating expenses of $3,973,000 was primarily the result of decreased research and development costs related to the discontinuation of our Phase 3 clinical trials in autism as well as a one time non-cash charge of $2,413,000 in fiscal year 2004 related to the write off of the goodwill associated with the termination of the SecreFlo™ license agreement. The net loss for fiscal year 2005 was $2,984,000 or $.10 per share, compared to $9,551,000 or $.32 per share for fiscal year 2004. Cash and investments as of March 31, 2005 were $24,041,000 compared to $24,863,000 as of March 31, 2004.

Total revenue for the fourth quarter of fiscal year 2005 was $2,995,000 compared to $2,113,000 for the same period in fiscal year 2004, an increase of 42%. Gross profit for the fourth quarter of fiscal year 2005 was $1,972,000 (66%) compared to $1,243,000 (59%) for the fourth quarter of fiscal year 2004. Operating expenses for the fourth quarter of fiscal year 2005 were $2,521,000 compared to $4,597,000, for the fourth quarter of fiscal year 2004. The net loss for the fourth quarter of fiscal year 2005 was $427,000 or $.01 per share, compared to a net loss of $3,257,000 or $.11 per share for the fourth quarter of fiscal year 2004, including a non-cash charge in fiscal year 2004 of $2,413,000 related to the write off of the goodwill associated with the termination of the SecreFlo™ license.

“During this year we have achieved record product sales,” stated Walter C. Herlihy, President and Chief Executive Officer of Repligen Corporation. “We are committed to building shareholder value through a prudent business strategy in which the growing profits from current product sales enable us to develop our intellectual property and our pipeline of neurology drugs without the financial risks typically associated with an emerging biotech company.”

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Repligen Reports Fourth Quarter and Fiscal Year 2005 Financial Results, May 25, 2005

Update on Product Development Programs

Secretin

In February we reported initial data from our Phase 2 study of secretin in patients with refractory schizophrenia. This study produced mixed results with a trend toward improvement in a physician’s assessment, however this trend was not statistically significant. Several patients in this study participated in a cognitive testing paradigm, which suggested further investigation. We are designing a follow-up study to determine if this observation is reproducible and related to drug treatment. We anticipate that this study will be complete by the end of the year. In addition, we are currently enrolling patients in a Phase 1 open-label study of secretin in an anxiety disorder called Obsessive-Compulsive Disorder. We anticipate that enrollment will be complete by the end of this year.

Uridine

In March we announced that we have entered into a development agreement with the Stanley Medical Research Institute under which Repligen has received funding for our Phase 1 clinical trial to assess the oral bioavailability of our proprietary formulation of uridine. This Phase 1 study is currently enrolling patients and assuming adequate bioavailability may be followed by a placebo controlled trial in bipolar disorder in the second half of 2005. The Stanley Medical Research Institute is the largest nonprofit provider of funding for research on schizophrenia and bipolar disorder in the United States.

Commercial Products

In February we announced the amendment of our 1999 Supply Agreement with GE Healthcare governing the manufacture of GE Healthcare’s recombinant Protein A. The amendment extends the term of the agreement through 2010, expands the manufacturing to include an additional GE Healthcare protein and anticipates a mechanism for the manufacturing of future proteins. The protein separations business of GE Healthcare is a leader in the development, production and marketing of protein separations products, which are used in the manufacture of over 90 percent of all marketed biopharmaceutical drugs, including monoclonal antibodies.

In May we announced that we resolved a dispute with our supplier of SecreFlo™, a diagnostic form of secretin, by entering into a Settlement Agreement. Under the terms of the Settlement Agreement, we received a payment of $750,000 and will continue to market SecreFlo™ for the next several years under a favorable royalty structure.

Quarterly Conference Call

Walter C. Herlihy, Ph.D., will host a conference call and webcast on Wednesday May 25th at 11:30 a.m. EST, to report fourth quarter and fiscal year 2005 financial results and to provide a quarterly update of the Company. This call can be accessed via Repligen’s website at www.repligen.com. If you are unable to access the webcast via the internet, you may also listen to the live broadcast by calling (866) 800-8649 for domestic calls and (617) 614-2703 for international calls. Participants must provide the following passcode: 76699297.

About Repligen Corporation

Repligen Corporation is a biopharmaceutical company committed to being the leader in the development of novel therapeutics for profound neuropsychiatric disorders and autoimmune disease. Repligen has a Specialty Pharmaceuticals business comprised of rProtein A™ and SecreFlo™, the profits from which will be used to partially support the development of our proprietary products. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested from www.repligen.com.

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Repligen Reports Fourth Quarter and Fiscal Year 2005 Financial Results, May 25, 2005

SELECTED FINANCIAL DATA

Operating Statement Data:

	Three-months ended March 31,		Years ended March 31,
	2005	2004	2005	2004
Revenue:
Product revenue	$2,995,000	$2,113,000	$9,360,000	$6,843,000
Grant revenue	—	—	—	71,000

Total revenue	2,995,000	2,113,000	9,360,000	6,914,000
Cost of revenue	1,023,000	870,000	3,888,000	3,248,000

Gross profit	1,972,000	1,243,000	5,472,000	3,666,000
Operating expenses:
Research and development	1,334,000	1,304,000	5,037,000	6,484,000
Selling, general and administrative	1,187,000	880,000	4,597,000	4,710,000
Impairment of long term asset	—	2,413,000	—	2,413,000

Total operating expenses	2,521,000	4,597,000	9,634,000	13,607,000

Loss from operations	(549,000)	(3,354,000)	(4,162,000)	(9,941,000)
Investment income	122,000	97,000	428,000	390,000
Other income	—	—	750,000	—

Net loss	$(427,000)	$(3,257,000)	$(2,984,000)	$(9,551,000)

Basic and diluted net loss per share	$(.01)	$(.11)	$(.10)	$(.32)

Basic and diluted weighted average shares outstanding	30,080,000	30,020,000	30,062,000	29,686,000

Balance Sheet Data:

	March 31, 2005	March 31, 2004
Cash and investments	$24,041,000	$24,863,000
Total assets	27,607,000	29,615,000
Stockholders’ equity	24,290,000	27,164,000

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance and position, management’s strategy, plans and objectives for future operations, plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property, product development, manufacturing plans and performance such as the anticipated growth in the monoclonal antibody market and our other target markets and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen’s filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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